EXHIBIT 99
                                                                      ----------
[LOGO]THE NAUTILUS GROUP

FOR IMMEDIATE RELEASE

CONTACTS: The Nautilus Group, Inc.          Investor Relations Inquiries:
          ------------------------          -----------------------------
          Rod Rice                          John Mills
          Chief Financial Officer           Integrated Corporate Relations, Inc.
          360-694-7722                      310-395-2215--203-222-9013


            THE NAUTILUS GROUP ANNOUNCES FOURTH QUARTER AND YEAR-END
                 DECEMBER 31, 2003 RESULTS IN LINE WITH GUIDANCE

VANCOUVER, Wash., January 28, 2004 (BUSINESS WIRE) -- The Nautilus Group, Inc. (NYSE: NLS), a leading marketer, developer, and manufacturer of branded health and fitness products, today announced results for the fourth quarter and year-ended December 31, 2003.

Fourth quarter net sales were $152.8 million compared to $155.5 million for the corresponding period last year. Net income during the period was $9.4 million, or $0.28 per diluted share, compared to $23.0 million, or $0.69 per diluted share, for the corresponding period in the previous year.

The Company's net sales for the year ended December 31, 2003 were $498.8 million compared to $584.7 million for last year. Net income during the year was $34.4 million or $1.04 per diluted share, compared to $97.9 million, or $2.79 per diluted share, last year.

Gregg Hammann, President and Chief Executive Officer, commented, "2003 was a challenging year for Nautilus. Our management and employees worked through a difficult environment to identify the Company's strengths and market opportunities. We conducted extensive research on the fitness equipment market and determined that we were missing a very large part of this $5 billion market. By working more closely with our customers across multiple channels to provide innovative and differentiated products we will begin to capitalize on Nautilus' strong portfolio of health and fitness brands."

"Over the coming years, Nautilus will continue to focus on positioning the Company as an innovator and brand leader in the health and fitness industries," Mr. Hammann continued. "We plan to expand our consumer base by repositioning our brands and improving our distribution channels. We will continue to introduce new and differentiated products and maximize operating efficiencies to increase revenue and profitability, while maintaining a commitment to superior customer service."

"From a product development perspective, we are pleased with our progress in 2003 and are encouraged by the market reception of our new products. We introduced several new innovative fitness products, including SelectTech. This free weight adjustable dumbbell product received national recognition for one of the best new innovative fitness products of
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the year by several national magazines. In addition, Consumer Reports just ranked one of our Schwinn consumer treadmills as Best Buy and one of our Nautilus treadmills as a Very Good Buy. Consumer Reports ranked our new TreadClimber as best TV consumer cardio product. Bowflex was named best TV consumer strength product by Consumer Reports. Based on our current R&D product release schedule, we believe we will be well positioned for the 2004 consumer fitness season for which retailers will begin taking delivery of inventory in the second half of this year."

Rod Rice, Chief Financial Officer, stated, "We look forward to accelerating the pace of innovation over the coming quarters to position Nautilus as the clear leader in the health and fitness industries. We will be increasing our research and development investment in 2004 as we take a longer-term focus on creating new products and improving existing ones. At the same time, we continue to maintain a tight control on expenditures and work to reduce costs."

At December 31, 2003, Nautilus had $72.6 million in cash and cash equivalents, a 47% increase over 2002 cash and short-term investments, with no debt.

Today, the Board of Directors has declared a regular quarterly dividend of $0.10 per common share, payable March 10, 2004, to shareholders of record at the close of business on February 19, 2004.

Mr. Hammann concluded, "We are excited about our long-term prospects as we build a foundation for clear and sustainable growth. Nautilus has the most recognized brands in the health and fitness industry, and we have identified significant untapped market opportunities for our brands. In the past, we have been primarily focused on selling strength products through our direct channel, but our research shows that 80% of our target consumer market buys fitness products through the retail channel and 60% of the dollars are spent on consumer cardiovascular products. We will continue to be the leader in selling strength and cardio brands through our direct channel, but over the long term we will focus on forging partnerships with key commercial, specialty retail and sporting goods customers as well as continuing to focus on our direct consumer business."

"In light of our current turnaround position, we remain cautious about guidance and believe it is prudent at this time to provide only detailed guidance for the first quarter. As we move to a more diversified revenue stream, we expect to experience seasonality similar to the retail and commercial sales channels. We believe our revenue and earnings will be lower in the first half of 2004 compared to the latter half of the year, with the second quarter experiencing the most softness. In addition, we will be increasing our research and development investment in 2004. Our first quarter revenue is expected to be in the range of $120 to $130 million, with earnings per share in the range of $0.18 to $0.20. We are projecting our gross profit margin to be in the range of 46% to 49%, with operating cash flow in the range of $9 to $10 million. We will provide additional guidance, as well as an update on the progress of our turnaround, during our first quarter conference call. "

The Nautilus Group will host a conference call on January 28, 2004 to discuss its 2003 fourth quarter and year end financial results at 2:00 PM Pacific (5:00 PM Eastern). The earnings release will be broadcast live over the Internet hosted at http://www.nautilusgroup.com/ir/events.asp under "Investor Relations/Events Calendar" and will be archived online within one hour of the completion of the conference call. In
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addition, you may call 800-366-7449 if in North America. International callers will dial 303-275-2170. Participating in the call will be Gregg Hammann, Chief Executive Officer, and Rod Rice, Chief Financial Officer. A telephonic replay of the call will be available through February 11, 2003 by calling 800-405-2236 if in North America or calling 303-590-3000 if an international caller and using the passcode 568251#.

                                    --more--

ABOUT THE NAUTILUS GROUP
The Nautilus Group, Inc. is a leading marketer, developer, and manufacturer of branded health and fitness products sold under such well-known names as Nautilus, Bowflex, Schwinn and StairMaster. The Company currently markets its Bowflex and TreadClimber home fitness equipment and Nautilus Sleep Systems through its direct-marketing channel, using an effective combination of television commercials, infomercials, response mailings, the Internet, and inbound/outbound call centers. The Company sells its Nautilus, Schwinn and StairMaster commercial fitness equipment through its sales force and selected dealers to health clubs, government agencies, hotels, corporate fitness centers, colleges, universities, and assisted living facilities. The Nautilus Group also markets and sells a complete line of consumer fitness equipment, under its Nautilus, Schwinn, Bowflex, StairMaster and Trimline brands, through a network of specialty dealers, distributors, and retailers worldwide. The Company is headquartered in Vancouver, Washington. The Nautilus Group is located on the Web at www.nautilusgroup.com.


                                       ###

This press release includes forward-looking statements, including statements related to anticipated revenues, expenses, earnings, operating cash flows, distribution channels and new product introductions. Factors that could cause The Nautilus Group's actual results to differ materially from these forward-looking statements include availability of media time and fluctuating advertising rates, a decline in consumer spending due to unfavorable economic conditions, expiration of important patents, its reliance on a limited product line, its ability to effectively develop, market, and sell future products, its ability to effectively identify and negotiate any future strategic acquisitions, its ability to integrate any acquired businesses into its operations, unpredictable events and circumstances relating to international operations including its use of foreign manufacturers, government regulatory action, and general economic conditions. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, for a further discussion of these risks and uncertainties. We also caution you not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.



                           --Financial Tables Follow--
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
                                   THE NAUTILUS GROUP, INC.
                                 Consolidated Balance Sheets
                                        (In Thousands)
                                         (Unaudited)

                                                         December 31,           December 31,
                                                             2003                   2002
                                                         ------------           ------------
     ASSETS

     CURRENT ASSETS:
     Cash and cash equivalents                           $     72,634           $     31,719
     Short-term investments                                        --                 17,578
     Trade receivables, net                                    75,492                 50,099
     Inventories                                               53,129                 63,798
     Prepaid expenses and other current assets                  6,049                  4,919
     Short-term notes receivable                                2,362                  3,067
     Current deferred tax assets                                4,646                  2,924
                                                         ------------           ------------

     Total current assets                                     214,312                174,104

     LONG-TERM NOTES RECEIVABLE                                    --                    363

     PROPERTY, PLANT AND EQUIPMENT, net                        50,602                 55,564

     GOODWILL                                                  29,755                 29,755

     OTHER ASSETS, net                                         17,266                 16,867
                                                         ------------           ------------

     TOTAL ASSETS                                        $    311,935           $    276,653
                                                         ============           ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

     CURRENT LIABILITIES:
     Trade payables                                            34,879                 41,288
     Accrued liabilities                                       28,648                 15,827
     Income taxes payable                                       8,488                  5,284
     Royalty payable to stockholders                            2,133                  1,997
     Customer deposits                                          1,453                    685
                                                         ------------           ------------

     Total current liabilities                                 75,601                 65,081

     LONG-TERM DEFERRED TAX LIABILITY                          10,206                  9,149

     STOCKHOLDERS' EQUITY:
     Common stock                                               2,828                     --
     Unearned compensation                                     (1,544)                    --
     Retained earnings                                        221,580                201,238
     Accumulated other comprehensive income                     3,264                  1,185
                                                         ------------           ------------

     Total stockholders' equity                               226,128                202,423
                                                         ------------           ------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $    311,935           $    276,653
                                                         ============           ============


                                          THE NAUTILUS GROUP, INC.
                                   Consolidated Statements of Operations
                              (In Thousands, Except Share and Per Share Data)
                                                (Unaudited)


                                        Three months ended December 31,   Twelve months ended December 31,
                                         -----------------------------     -----------------------------
                                             2003             2002             2003            2002
                                         ------------     ------------     ------------     ------------
NET SALES                                $    152,827     $    155,463     $    498,836     $    584,650

COST OF SALES                                  84,546           72,396          252,690          252,083
                                         ------------     ------------     ------------     ------------

Gross profit                                   68,281           83,067          246,146          332,567

OPERATING EXPENSES:
Selling and marketing                          39,557           38,913          149,245          145,257
General and administrative                     12,207            6,677           37,098           26,017
Related-party royalties                         1,718            1,997            6,556            9,089
Third-party royalties                             462              302            1,431            1,019
                                         ------------     ------------     ------------     ------------

Total operating expenses                       53,944           47,889          194,330          181,382
                                         ------------     ------------     ------------     ------------

OPERATING INCOME                               14,337           35,178           51,816          151,185

OTHER INCOME:
Interest income                                   246              301              839            1,561
Other - net                                        61              527            1,098              202
                                         ------------     ------------     ------------     ------------

Total other income, net                           307              828            1,937            1,763
                                         ------------     ------------     ------------     ------------

INCOME BEFORE INCOME TAXES                     14,644           36,006           53,753          152,948

INCOME TAX EXPENSE                              5,272           12,962           19,351           55,061
                                         ------------     ------------     ------------     ------------

NET INCOME                               $      9,372     $     23,044     $     34,402     $     97,887
                                         ============     ============     ============     ============

BASIC EARNINGS PER SHARE                 $       0.29     $       0.69     $       1.06     $       2.84

DILUTED EARNINGS PER SHARE               $       0.28     $       0.69     $       1.04     $       2.79

Weighted average shares outstanding:

Basic shares outstanding                   32,602,362       33,162,654       32,579,533       34,499,482

Diluted shares outstanding                 33,159,067       33,470,373       33,018,694       35,142,794